Exhibit 99.(h)(25)

CONTRACTUAL FEE/EXPENSE WAIVER AGREEMENT

Agreement effective as of the 31st day of January 2016 by and among the Turner Funds, a Massachusetts business trust (the “Trust”) and Turner Investments, L.P. a Pennsylvania limited partnership (“Turner”).

1.                                      Turner hereby agrees to limit the net total operating expenses, excluding acquired fund fees and expenses and interest expenses relating to short sales, at the levels indicated through January 31, 2017 for each of the following Funds:

Fund:	Net Total Operating Expenses

Turner SMID Cap Growth Opportunities Fund (formerly Turner Emerging Growth Fund)
Institutional Class	1.15%
Investor Class	1.40%

Turner Midcap Growth Fund
Institutional Class	0.93%
Investor Class	1.18%
Retirement Class	1.43%

Turner Small Cap Growth Fund
Investor Class	1.25%

2.                                      Turner hereby agrees to limit the net total operating expenses, excluding interest and borrowing cost on short and long sales and short sale dividend expenses, at the levels indicated through January 31, 2017 for each of the following Funds:

Turner Titan Long/Short Fund (formerly
Turner Titan II Fund):	Net Total Operating Expenses

Institutional Class	1.90%
Investor Class	2.15%
Class C	2.90%

Turner Medical Sciences Long/Short Fund:	Net Total Operating Expenses

Institutional Class	1.90%
Investor Class	2.15%
Class C	2.90%

This Agreement shall be renewable at the end of each one year term for an additional one year term upon the written agreement of the parties hereto.

This Agreement supersedes any prior contractual waiver agreement(s) between the parties.

IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have caused this Agreement to be executed by their officers designated below effective as of the day and year first above written.

TURNER FUNDS		TURNER INVESTMENTS, L.P.

By:	/s/ Robert E. Turner	By:	/s/ Brian F. McNally
	Signature		Signature
Name:	Robert E. Turner	Name:	Brian F. McNally
	Printed		Printed
Title:	President and Chief Executive Officer	Title:	General Counsel and Chief Compliance Officer - Principal